SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Bulldog Investors General Partnership
Attn: Phillip Goldstein
Park 80 West
250 Pehle Ave, Ste 708
Saddle Brook, NJ 07663
Phone: 201 556-0092
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Imperial Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors General Partnership
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PROXY STATEMENT OF BULLDOG INVESTORS GENERAL PARTNERSHIP FOR A SPECIAL MEETING OF SHAREHOLDERS OF IMPERIAL HOLDINGS, INC.

Bulldog Investors General Partnership ("BIGP") is sending this proxy statement and the enclosed GREEN proxy card to shareholders of Imperial Holdings, Inc. ("Imperial") of record as of June --, 2012 We are soliciting a proxy to vote your shares at a Special Meeting of Shareholders (the "Special Meeting") which is scheduled for July --, 2012. Please refer to the Notice of the Special Meeting and Imperial's soliciting material, if any, for additional information concerning the Special Meeting and the matters to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about June --, 2012.

INTRODUCTION

We anticipate that the following four matters will be presented for a vote at the Special Meeting:

1.	To amend the bylaws to increase the number of directors from seven to twelve.

2.	If Proposal 1 is adopted, to elect five directors to fill the vacancies thereby created.

3.	To amend the bylaws to clarify that a breach of fiduciary duty by a director, officer, or employee shall include support for any action whose primary purpose is to impede, frustrate or delay a shareholder vote on any matter in which such person has a personal interest.

4.	To amend the bylaws to clarify that, subject only to any limitations under the law or contained in the Articles of Incorporation, Imperial will not indemnify any director, officer, or employee that has breached his or her fiduciary duty.

These proposals are self-explanatory. We are soliciting a proxy to vote your shares FOR the election of each of the nominees named below as a director and FOR each of the other proposals.

REASONS FOR THE SOLICITATION
Shareholders owning approximately 58% of the outstanding shares have requested the Special Meeting. We are now soliciting your proxies to adopt these proposals including the election of five directors who are committed to maximizing shareholder value.

HOW PROXIES WILL BE VOTED
If you complete and return a GREEN proxy card to us and, unless you direct otherwise, your shares will be voted FOR the election of the nominees named below and FOR each proposal. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Special Meeting including adjourning it if a quorum is not present.



VOTING REQUIREMENTS

A quorum is a majority of the total of the 21,202,614 shares outstanding. The affirmative vote of a plurality of the votes entitled to be cast at the Special Meeting is required to elect a director. Approval of each of the other proposals requires the affirmative vote of a majority of the votes cast for it and against it by all shareholders represented at the Special Meeting. An abstention or a broker non-vote will be ignored in determining the votes cast for or against a proposal.

REVOCATION OF PROXIES
You may revoke any proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy; or
(iii) voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself revoke a proxy. There is no limit on the number of times you may revoke your proxy before it is exercised. Only your latest dated proxy will be counted.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

The following matters will be considered at the Special Meeting:

PROPOSAL 1: Section 4.1 of the bylaws shall be amended to (a) delete the following sentence: "Initially, the Board shall be comprised of seven
(7) directors; and (b) replace it with the following sentence: "The Board shall be comprised of twelve (12) directors."

PROPOSAL 2: To elect five directors if Proposal 1 is adopted.

At the Special Meeting, Opportunity Partners L.P., an affiliate of BIGP and a shareholder of Imperial intends to nominate the persons named below for election as Directors. There are no arrangements or understandings between BIGP or any affiliate of BIGP and any nominee in connection with the nomination nor do we know of any material conflicts of interest that would prevent him from acting in the best interests of Imperial.

Phillip Goldstein (born 1945); Park 80 West, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663. Since 1992, Mr. Goldstein has been a principal of the general partner and investment advisor of several investment partnerships in the Bulldog Investors group of private funds and that are general partners of BIGP. He is a director of the following companies: Mexico Equity and Income Fund, Brantley Capital Corporation, ASA Ltd., Special Opportunities Fund, and Korea Equity Fund since 2010. Since 2009, he has been a principal of Brooklyn Capital Management, the investment adviser to Special Opportunities Fund.

Andrew Dakos (born 1966); Park 80 West, 250 Pehle Avenue, Suite 708,
Saddle Brook, NJ 07663. Since 2005, Mr. Dakos has been a principal of the general partner and investment advisor of several investment partnerships in the Bulldog Investors group of private funds and that are general partners of BIGP. He is a director of the following companies: Mexico Equity and Income Fund, Brantley Capital Corporation, and Special Opportunities Fund. Since 2009, he has been a principal of Brooklyn Capital Management, the investment adviser to Special Opportunities Fund.

Gerald Hellerman (born 1937); 5431 NW 21st Avenue, Boca Raton, FL 33496.
Mr. Hellerman owns and has served as managing director of Hellerman Associates, a financial and corporate consulting firm, since the firm's inception in 1993. Mr. Hellerman currently serves as a director, chief financial officer and chief compliance officer for Mexico Equity and Income Fund and Special Opportunities Fund, and as a director of MVC Capital and Brantley Capital Corporation.
Mr. Hellerman also serves as a director of Ironsides Partners Opportunity Offshore Fund Ltd. He was previously a director of AirNet Systems, Inc., the Old Mutual registered hedge fund complex, Innovative Clinical Solutions, Ltd. and TM Entertainment and Media, Inc.

James Chadwick (born 1973); c/o Special Opportunities Fund, Inc., 615 East Michigan Street, Milwaukee, WI 53202. Managing Director of Main Street Investment Partners, LLC (private equity firm); Managing Director of Opus Partners, LLC (private equity firm), June 2010 - April 2011; Managing Director of Harlingwood Equity Partners LP, March 2009 - June 2010; Managing Partner of Chadwick Capital Management, January 2006 - December 2008.

Richard Dayan (born 1943); 485 7th Ave., Suite 501, New York, NY 10018; Mr. Dayan has served for twenty years as the President and owner of Cactus Trading, an importer and exporter of clothing and accessories ; Mr. Dayan formerly served for fifteen years as controller for Biltmore Textiles, a major textile company. Prior to that, he was an auditor for a public accounting firm.

A group comprised of clients advised by affiliates of Mr. Goldstein and Andrew Dakos beneficially owns 2,306,514 shares of Imperial, all of which were purchased since November 2011. In addition, Mr. Hellerman and his wife respectively own 18,500 and 2,000 shares and Mr. Dayan owns 12,500 shares, all of which were purchased since November 2011.

PROPOSAL 3: To adopt the following bylaw: "It shall be a breach of fiduciary duty by a director, officer, or employee to support any action whose primary purpose is to impede, frustrate or delay a shareholder vote on a matter in which such person has a personal interest. This bylaw may only be amended or rescinded by the shareholders."

PROPOSAL 4: To adopt the following bylaw: "A breach of fiduciary duty shall be cause for removal. Notwithstanding any provision to the contrary, the corporation shall not, subject only to any limitations under the law or contained in the Articles of Incorporation, indemnify any current or former director, officer, or employee that has breached his or her fiduciary duty. This bylaw may only be amended or rescinded by the shareholders."

PROPOSAL 5: Any other matters necessary to permit a vote to be held on Proposals 1, 2, 3, and 4.



THE SOLICITATION

We intend to solicit proxies via mail, telephone and via the internet.
Our solicitation materials are available on the following web site: http://www.bulldoginvestorstenderoffer.com/. Persons affiliated with or employed by BIGP or its affiliates may assist us in the solicitation of authorization cards. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this solicitation statement and the enclosed GREEN authorization card to the beneficial owners of common shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from Imperial. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $50,000.

PARTICIPANTS

Only BIGP and the aforementioned nominees are participants in this solicitation. The address of BIGP is Park 80 West, Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663. No participant or associate of any participant in this solicitation is a party to any contract, arrangement or understanding with respect to any securities of Imperial or has any arrangement or understanding with respect to future employment by Imperial or any of its affiliates or to any future transactions to which Imperial or any of its affiliates will or may be a party.

BULLDOG INVESTORS LITIGATION
On October 17, 2007 the Massachusetts Secretary of State issued an
"obey the law" injunction and fined BIGP, Messrs. Goldstein and Dakos and certain related parties $25,000 for operating a publicly accessible website containing information about certain unregistered investments and sending an e-mail about such investments to a Massachusetts resident who requested it. On April 5, 2012, President Obama signed the JOBS Act which expressly permits issuers of unregistered securities to operate a publicly accessible interactive website provided, as is the policy of the parties involved, sales are limited to accredited investors. Consequently, they are seeking to have the Secretary's order vacated.

SIGNIFICANT SHAREHOLDERS

According to public filings made at www.sec.gov, each of the following shareholders has reported that it owns at least 5% of the outstanding shares of Imperial:

Bulldog Investors 			     2,306,514 shares	(10.9%)
Nantahala Capital Management, LLC	     2,032,248 shares    (9.6%)
Candlewood Investment Group, LP 	     2,018,750 shares    (9.5%)
Wellington Management Company, LLP	     1,751,997 shares   (8.3%)
Discovery Capital Management, LLC	     1,750,000 shares   (8.3%)

June --, 2012


PROXY CARD

This proxy is solicited by Bulldog Investors General Partnership ("BIGP") for the Special Meeting of Shareholders (the "Special Meeting") of Imperial Holdings, Inc. The undersigned hereby appoints Phillip Goldstein and
Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Special Meeting and any adjourned or postponed Special Meeting, and to vote on all matters that come before the Special Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1.	Section 4.1 of the bylaws shall be amended to (a) delete the following sentence: "Initially, the Board shall be comprised of seven (7) directors; and (b) replace it with the following sentence:
	"The Board shall be comprised of twelve (12) directors."

	FOR [  ]		AGAINST [  ]			ABSTAIN [  ]

2.	To elect five directors if Proposal 1 is adopted.

[  ] FOR PHILLIP GOLDSTEIN 			[  ] WITHHOLD AUTHORITY

[  ] FOR ANDREW DAKOS 			[  ] WITHHOLD AUTHORITY

[  ] FOR GERALD HELLERMAN			[  ] WITHHOLD AUTHORITY

[  ] FOR JAMES CHADWICK 			[  ] WITHHOLD AUTHORITY

[  ] FOR RICHARD DAYAN 			[  ] WITHHOLD AUTHORITY

3.	To adopt the following bylaw: "It shall be a breach of fiduciary duty by a director, officer, or employee to support any action whose primary purpose is to impede, frustrate or delay a shareholder vote on a matter in which such person has a personal interest. This bylaw may only be amended or rescinded by the shareholders."

       FOR [  ]		AGAINST [  ]			ABSTAIN [  ]

4.	To adopt the following bylaw: "A breach of fiduciary duty shall be cause for removal. Notwithstanding any provision to the contrary, the corporation shall not, subject only to any limitations under the law or contained in the Articles of Incorporation, indemnify any current or former director, officer, or employee that has breached his or her fiduciary duty. This bylaw may only be amended or rescinded by the shareholders."

	FOR [  ]		AGAINST [  ]			ABSTAIN [  ]

5.	Any other matters necessary to permit a vote to be held on Proposals
 1, 2, 3, and 4.

        FOR [   ]		AGAINST [   ]			ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above, and FOR each proposal. The undersigned hereby acknowledges receipt of the proxy statement dated June --, 2012 of BIGP and revokes any proxy previously executed.



Signature(s)___________________________  	Dated: __________________